Exhibit 99.1

American Reliable Insurance Company

(A wholly owned subsidiary of

American Bankers Insurance Group, Inc.)

Consolidated Financial Statements

December 31, 2013

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Index

December 31, 2013

Page(s)

Independent Auditor’s Report	1

Financial Statements

Consolidated Balance Sheet	2

Consolidated Statement of Operations	3

Consolidated Statement of Comprehensive Income	4

Consolidated Statement of Changes in Stockholders’ Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7-35

Independent Auditor’s Report

To the Board of Directors of American Reliable Insurance Company:

We have audited the accompanying consolidated financial statements of American Reliable Insurance Company and its subsidiary (together, the “Company”), which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks ofmaterial misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Reliable Insurance Company and its subsidiary at December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

March 13, 2015

PricewaterhouseCoopers LLP, 1075 Peachtree Street, Atlanta, GA 30309-3851

T: (678) 419 1000, www.pwc.com/us

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Consolidated Balance Sheet

Year Ended December 31, 2013

2013
(in thousands except number of shares and per share amounts)
Assets
Invested assets:
Fixed maturity available for sale, at fair value (amortized cost —$174,004)	$184,994
Equity securiries available for sale, at fair value (cost—$10,892)	11,589
Commercial mortgage loans on real estate, at amortized cost	17,642
Short-term investments	15,163
Other invested assets	611

Total invested assets	$229,999
Cash and cash equivalents	17,305
Premiums and accounts receivable (net of allowance for doubtful accounts of $829)	25,549
Receivables from parent, subsidiaries, and affiliates	4,845
Reinsurance recoverables	115,494
Investment income due and accrued	2,222
Deferred acquisition costs	21,030
Property and equipment (at cost less accumulated depreciation of $4,189)	1,331
Current federal tax recoverable	158
Goodwill	118
Other intangible assets (net of amortization of $2,507)	693
Other assets	3,524

Total assets	$422,268

Liabilities
Unearned premiums	178,318
Claims and benefits payable	61,044
Commissions payable	3,555
Reinsurance balance payable	6,807
Funds held under reinsurance treaties	42,920
Payable to parent, subsidiaries, and affiliates	1,878
Deferred tax liability	1,117
Cash overdraft	9,687
Accounts payable and other liabilities	15,001

Total liabilities	$320,327

Commitments and contingencies (Note 12)
Stockholders’ Equity
Capital stock, $20.04 par value, 255,000 shares authorized
and 209,580 shares issued and outstanding	4,200
Additional paid-in capital	90,145
Retained earnings	—
Accumulated other comprehensive income	7,596

Total stockholders’ equity	$101,941

Total liabilities and stockholders’ equity	$422,268

The accompanying notes are an integral part of these consolidated financial statements

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Consolidated Statement of Operations

Year Ended December 31, 2013

2013
(in thousands)
Revenues
Net written premiums	$170,893
Change in unearned premiums	273

Net earned premiums	171,166
Net investment income	9,866
Net realized capital gain	720
Fee and other income	1,458

Total Revenues	183,210

Benefits, losses and expenses
Losses and loss expense incurred	97,224
Underwriting, general and administrative expenses	72,773

Total benefits, losses and expenses	169,997

Income before provision for income taxes	13,213
Provision for income taxes	3,905

Net income	$9,308

The accompanying notes are an integral part of these consolidated financial statements

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Consolidated Statement of Comprehensive Income

Year Ended December 31, 2013

2013
(in thousands)
Net income	$9,308

Other comprehensive (loss) income
Change in unrealized losses on securities, net of taxes of $2,887	(5,343)
Change in other-than-temporary impairment gains/(losses) recognized in other comprehensive loss	(19)

Total other comprehensive Loss	(5,362)

Total comprehensive income	$3,946

The accompanying notes are an integral part of these consolidated financial statements

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Consolidated Statement of Changes in Stockholders’ Equity

December 31, 2013

	Capital Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
	(in thousands)
Balance, December 31, 2012	4,200	108,337	—	12,958	125,495
Net income	—	—	9,308	—	9,308
Change in net unrealized capital losses, net of taxes	—	—	—	(5,362)	(5,362)
Return of capital	—	(18,192)	—	—	(18,192)
Dividends to stockholders	—	—	(9,308)		(9,308)

Balance, December 31, 2013	$4,200	$90,145	$—	$7,596	$101,941

The accompanying notes are an integral part of these consolidated financial statements

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Consolidated Statement of Cash Flows

Year Ended December 31, 2013

2013
(in thousands)

Operating Activities
Net income	$9,308
Adjustments to reconcile net income to net cash provided by operating activities:
Change in reinsurance recoverable	4,515
Change in premiums and account receivables	407
Change in deferred acquisition costs	644
Change in accrued investment income	281
Change in other assets	(2,432)
Change in unearned premiums	6,659
Change in claim reserves	(3,047)
Change in commission payable	1,393
Change in reinsurance balance payable	(649)
Change in funds held under reinsurance	1,880
Change in payable/receivable to/from parent and affiliates	(860)
Change in other liabilities	3,569
Change in income taxes	(1,079)
Other items: Depreciation and amortization	840
Net realized gain/losses on investments	(720)
Change in intangibles	640

Net cash provided by operating activities	21,349

Investing Activities
Sales of:
Fixed maturities available for sale	27,466
Equity securities available for sale	1,749
Maturities, prepayments and scheduled redemption of:
Fixed maturities available for sale	27,290
Commercial mortgage on real estate	3,576
Other invested assets	133
Purchases of:
Fixed maturities available for sale	(33,551)
Equity securities available for sale	(2,728)
Other invested assets	(410)
Property and equipment	(871)
Change in short term investments net	(12,477)

Net cash provided by investment activities	10,177

Financing Activities
Change in cash overdraft	898
Dividend paid	(9,308)
Return of capital	(18,192)

Net cash used in financing activities	(26,602)

Net increase in cash and cash equivalents	4,924
Cash and cash equivalents at beginning of the year	12,381

Cash and cash equivalents at end of the year	$17,305

The accompanying notes are an integral part of these consolidated financial statements

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Note 1 — Background

Organization

American Reliable Insurance Company (the “Company”), incorporated in the State of Arizona, is a wholly owned subsidiary of American Bankers Insurance Group, Inc. (“ABIG”), an insurance holding company domiciled in the State of Florida, which is an indirect wholly owned subsidiary of Assurant, Inc. (the “Parent”) . The Parent is a Delaware corporation, whose common stock trades on the New York Stock Exchange (“NYSE”) under the symbol AIZ. Assurant, Inc. is a holding company whose subsidiaries provide specialized insurance products and related services in North America and select worldwide markets.

In January 2010, the company acquired 100% of the stock of US Insurance Services (“USIS”), a general agency engaged in the motorcycle insurance business, establishing goodwill of $118 and a contract based intangible of $3,200 to be amortized over five years through January 2015. The acquisition of USIS allowed the company to expand their business with distributors outside its general agency marketplace.

Nature of Business

The Company underwrites multiple lines of property and casualty insurance in the United States. The Company’s principal products include mobile home, dwelling and personal fire, homeowners, personal inland marine and farmowners. The Company actively writes business throughout the United States primarily through general and specialty agents. The Company is incorporated in Arizona and is licensed and writes premium in all 50 states and the District of Columbia.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Amounts are presented in United States of America (“U.S.”) dollars and all amounts are in thousands, except for number of shares and per share amounts.

Consolidation

The consolidated financial statements as of December 31, 2013, include the accounts of the Company and its wholly owned subsidiary, USIS. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The most significant items on the Company’s balance sheet affected by the use of estimates are investments, reinsurance recoverables, deferred income taxes, claims and benefits payable, unearned premiums, deferred acquisition costs (“DAC”) and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, commissions and other acquisition expenses and other factors. Actual results could differ from the estimates reported. The Company believes all amounts reported are reasonable and adequate.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Comprehensive Income

Comprehensive income is comprised of net income, net unrealized gains and losses on securities classified as available for sale, net unrealized gains and losses on other-than-temporarily impaired securities, less deferred income taxes.

Revenue and Expense Recognition

Premiums written are recognized as earned on a monthly pro rata basis. Unearned premiums represent the unexpired portion of written premiums on the in-force contracts. The Company recognizes revenues in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 944, Financial Services-Insurance.

The company derives fee income from installment based premium payments. These fees are recognized as invoiced.

Fair Value

The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 4 for further information.

Investments

Fixed maturity and equity securities are classified as available-for-sale, as defined in the investments guidance, and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the purchase cost for equity securities, the excess is an unrealized gain; and if lower than cost, the difference is an unrealized loss. Net unrealized gains and losses on securities classified as available-for-sale, less deferred income taxes, are included in accumulated other comprehensive income.

Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management’s analysis of factors including actual loan loss experience, specific events based on geographical, political or economic conditions, industry experience, loan groupings that have probable and estimable losses and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Indicative factors of impairment include, but are not limited to, whether the loan is current, the value of the collateral and the financial position of the borrower. If a loan is individually impaired, the Company uses one of the following valuation methods based on the individual loan’s facts and circumstances to measure the impairment amount: (1) the present value of expected future cash flows, (2) the loan’s observable market price, or (3) the fair value of collateral. Changes in the allowance for loan losses are recorded in net realized losses on investments, excluding other-than-temporary impairment losses.

The Company places loans on non-accrual status after 90 days of delinquent payments (unless the loans are both well secured and in the process of collection). A loan may be placed on non-accrual status before this time if information is available that suggests its impairment is probable.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Short-term investments include money market funds. These amounts are reported at cost, which approximates fair value. Other investments consist of investments in tax credits which are reported at amortized cost.

The Company monitors its investment portfolio to identify investments that may be other-than-temporarily impaired. In addition, securities, aggregated by issuer, whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company’s investment, accounting and finance departments. See Note 3 for further information.

Realized gains and losses on sales of investments are recognized on the specific identification basis.

Investment income is reported as earned net of investment expenses. The Company uses the interest method to recognize interest income on its commercial mortgage loans.

The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.

Cash and Cash Equivalents

The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank provided the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable. As of December 31, 2013, negative cash balance of $9,687 was reclassified to accounts payable.

Premiums and Accounts Receivable

The Company records a receivable when revenue has been recognized but the cash has not been collected. These amounts represent premiums due from clients for contracts sold. The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.

Deferred Acquisition Costs

Only direct incremental costs associated with the successful acquisition of new or renewal insurance contracts are deferred, to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions and premium taxes. The deferred acquisition costs (“DAC”) asset is tested annually and reviewed quarterly to ensure that future premiums or gross profits are sufficient to support the amortization of the asset. Such testing involves the use of best estimate assumptions to determine if anticipated future policy premiums and investment income are adequate to cover all DAC and related claims, benefits and expenses. To the extent a deficiency exists, it is recognized immediately by a charge to the consolidated statements of operations and a corresponding reduction in the DAC asset. If the deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency. See Note 9 for further information on deferred acquisition costs.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Reinsurance Recoverable

In the normal course of business, the company cedes business to other insurance companies primarily to limit losses from large exposures and to permit recovery of a portion of direct losses. The company is liable for these amounts in the event reinsurers are unable to pay their portion of the claims. The company evaluates the financial condition of the reinsurers and monitors concentration of credit risk from similar geographic regions, activities or economic attributes of the reinsurers to lessen its exposure to significant losses from reinsurer insolvencies. Ceded claim and policy liabilities are recorded as assets on the balance Sheet under the caption reinsurance recoverable.

Estimated reinsurance recoverable is recognized in a manner consistent with the liabilities relating to the underlying insurance contracts. The company recognizes the income (ceding fees) on reinsurance contracts principally on a pro rata basis over the life of the policies covered under the reinsurance agreements. Included in reinsurance recoverable is $19,607 recoverable from affiliated companies. See Note 6 for further information.

Prepaid reinsurance premiums represent the unamortized balance of an insurance policy ceded to another affiliated or non-affiliated insurance company. Such amounts are deferred and amortized over the term of the underlying contracts in relation to premiums earned. The Company had prepaid reinsurance premiums of $93,274 at December 31, 2013. See Note 6 for further information on prepaid premiums ceded to affiliated companies.

Funds Held Under Reinsurance Treaties

To mitigate the company’s exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds substantial collateral (in the form of funds withheld, trusts, and letters of credit) as security under the reinsurance agreements. In relation to its ceded reinsurance contract with Bankers Atlantic Reinsurance Company (“BARC”), an affiliated entity, the company withholds the cash balance representing ceded premiums written less ceded incurred losses, or $42,920 as of December 31, 2013.

Property and Equipment

Property and equipment are reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis overestimated useful lives with a maximum of 39.5 years for buildings, a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset. Property and equipment also includes capitalized software costs, which represent costs directly related to obtaining, developing or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over their estimated useful lives, not to exceed 20 years. Property and equipment are assessed for impairment when impairment indicators exist. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset. Depreciation expense was $109 in 2013.

Goodwill

Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination, specifically the acquisition of US Insurance Services in 2010. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. We review our goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. We regularly assess whether any indicators of impairment exist. Such indicators include, but are not limited to, a significant decline in our expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

When required, we test goodwill for impairment at the reporting unit level following the guidance on goodwill, which is included within ASC Topic 350, Intangibles-Goodwill and Other.

We first compare the Company’s fair value with its net book value. If the fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its fair value, we would perform a second test to measure the amount of impairment if any. To determine the amount of any impairment, we would determine the implied fair value of goodwill in the same manner as if the reporting unit were being acquired in a business combination. Specifically, we would determine the fair value of all of the assets and liabilities, including any unrecognized intangible assets, in a hypothetical calculation that would yield the implied fair value of goodwill. If the implied fair value of goodwill were less than the recorded goodwill, we would record an impairment charge for the difference.

The Company utilizes the income approach to measure the fair value of its reporting unit. Under the income approach, the Company determined the fair value of the reporting unit considering distributable earnings, which were estimated from operating plans. The resulting cash flows were then discounted using a market participant weighted average cost of capital estimated for the reporting unit. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value of the reporting unit. The estimated fair value of the reporting units was more heavily weighted towards the income approach because in the current economic environment the earnings capacity of a business is generally considered the most important factor in the valuation of a business enterprise. This fair value determination was categorized as Level 3 (unobservable) in the fair value hierarchy. See Note 4 for description of the levels of the fair value hierarchy.

In the fourth quarter of 2013, we conducted our annual assessment of goodwill. Based on the results of the 2013 assessment, we concluded that goodwill was not impaired. The balance as of December 31, 2013 was $118.

Other Intangible Assets

Other intangible assets that have finite lives, including but not limited to, customer contracts, customer relationships and marketing relationships, are amortized over their estimated useful lives. For other intangible assets with finite lives, impairment is recognized if the carrying amount is not recoverable and exceeds the fair value of the other intangible asset. Generally other intangible assets with finite lives are only tested for impairment if there are indicators (“triggers”) of impairment identified. Triggers include, but are not limited to, a significant adverse change in the extent, manner or length of time in which the other intangible asset is being used or a significant adverse change in legal factors or in the business climate that could affect the value of the other intangible asset. In certain cases, the Company does perform an annual impairment test for other intangible assets with finite lives even if there are no triggers present. Amortization expense of $640 is included in general and administrative expenses in the consolidated statement of operations for 2013.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Claims and Benefits payable

Claim reserves are established according to GAAP using generally accepted actuarial methods. Factors used in their calculation include experience derived from historical claim payments and actuarial assumptions. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

Claim reserves do not represent an exact calculation of exposure, but instead represent our best estimates of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on our assessment of facts and circumstances known at the time of calculation. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to changes in the economic cycle, changes in the social perception of the value of work, inflation, judicial trends, legislative changes and claims handling procedures.

Many of these items are not directly quantifiable. Claim reserve estimates are refined as experience develops. Adjustments to claim reserves, both positive and negative, are reflected in the consolidated statement of operations in the period in which such estimates are updated. Because establishment of claim reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made. However, based on information currently available, we believe our claim reserve estimates are adequate.

With the exception of certain discontinued lines, the Company writes primarily property coverages, which are characterized by relatively short settlement periods and quick development of ultimate losses. Loss experience is principally dependent on the frequency and severity of claims.

Other Liabilities

Other liabilities as of December 31, 2013 includes claims suspense of $2,283 related to client claims, escheated checks totaling $1,955, clients related liabilities of $4,777 mostly relating to unearned ceding fees on reinsurance contracts, employee related payables of $1,777 including accruals for bonuses and vacation time, taxes, licenses and fees of $2,977 and other general operating liabilities of $1,232.

Credit and Other Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist of cash and cash equivalents, accounts receivables, fixed maturity and equity securities, and other investments. The Company’s cash balances, short-term investments, and fixed maturity and equity securities are maintained with major financial institutions that the Company believes to be high credit quality institutions. While the balance exceeds insured limits, credit risk is considered minimal due to the high credit quality of the financial institutions. The Company routinely assesses the financial strength of its customers. At December 31, 2013, the allowance for doubtful accounts was $829.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Commissions Payable

The Company’s accrued commissions as of December 31, 2013 includes contingent commissions of $3,183, payable to agents in January of each year based on their contracted percentage of earned premiums for the previous year plus or minus any additional negotiated bonuses or holdbacks. ARIC has approximately 100 agents participating in this program with the highest payable to any agent as of December 31, 2013 totaling just under $300. The remaining liability of $372 represents advanced commissions payable to brokers mostly for the month of December 2013 ranging up to $126.

Retirement and Other Employee Benefits

The Parent and its subsidiaries participate in a non-contributory, qualified defined benefit pension plan covering substantially all employees. This Plan is considered “qualified” because it meets the requirements of Internal Revenue Code Section 401(a) (“IRC 401(a)”) and the Employee Retirement Income Security Act of 1974 (“ERISA”). The qualified defined benefit pension plan is a pension equity plan with a grandfathered final average earnings plan for a certain group of employees. Benefits are based on certain years of service and the employee’s compensation during certain such years of service. The Parent’s funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in ERISA, plus such additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted. The funding policy considers several factors to determine such additional amounts including items such as the amount of service plus 15% of the Assurant Pension Plan deficit and the capital position of the Parent. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Plan assets are maintained in a separate trust and as such are not included in the consolidated balance sheets of the Parent.

The Parent also has various non-contributory, non-qualified supplemental plans covering certain employees. Since these plans are “non-qualified” they are not subject to the laws and regulations of IRC 401(a) and ERISA. As such, the Parent is not required, and does not, fund these plans. The qualified and nonqualified plans are referred to as “Pension Benefits” unless otherwise noted. The Parent has the right to modify or terminate these benefits; however, the Parent will not be relieved of its obligation to plan participants for their vested benefits.

In addition, the Parent provides certain life and healthcare benefits (“Retirement Health Benefits”) for retired employees and their dependents. On July 1, 2011, the Parent terminated certain health care benefits for employees who did not qualify for “grandfathered” status and will no longer offer these 1benefits to new hires. The Parent contribution, plan design and other terms of the remaining benefits will not change for those grandfathered employees. The Parent has the right to modify or terminate these benefits. Plan assets and benefit obligations are measured as of December 31, 2011.

The Company has no legal obligation for benefits under these plans. The Company’s share of net expense for the qualified pension plan was $1,170 in 2013. The Company’s share of net expense for post-retirement and other benefits was $69 for 2013. Assurant, Inc. allocates post-retirement amounts to the Company based on headcount.

The Parent also maintains a 401(k) plan for its employees. Prior to 1999, this plan was maintained on a contributory basis only. In April 1999, the Parent amended its 401(k) plan to include a matching contribution for employees contributing to the plan. Employees become eligible for the company match after one year of service in an eligible status and are fully vested after three years of service. For employees hired before January 1, 2001, the Company matches 200% of the first 3% of their contributions and 50% of the next 2%. For employees hired after December 31, 2000, the Company

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

matches 100% of the first 3% of their contributions and 50% of the next 2%. These employees will become eligible for the higher company match once reaching five years of service. In order to receive the company match for a particular year, an employee must be employed on the last scheduled workday of that year. For the year ended December 31, 2013 the Company incurred matching contributions of $986 for the 401(k) plan.

Effective January 1, 2013, the Parent amended its 401(k) plan to grant employees immediate eligibility, match contributions each pay period, rather than fourteen months after the first contribution in each calendar year, match 100% of the first 6% of employee’s contributions regardless of years of service, and reduce the vesting period from three to two years of service.

Income Taxes

The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or credit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement. Entities with losses record tax current benefits to the extent such losses are recognized in the consolidated federal tax return.

Current federal income taxes are charged to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recognized for temporary differences between the financial reporting basis and the income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which we expect the temporary differences to reverse. The Company is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets and, therefore, no valuation allowance has been established.

The Company classifies net interest expense and any applicable penalties related to income tax matters as a component of income tax expense.

Underwriting, General and Administrative Expenses

Underwriting, general and administrative expenses consist primarily of incurred commissions, salaries and personnel benefits, licenses, fees and other general operating expenses.

Contingencies

The Company follows the guidance on contingencies, which is included within ASC Topic 450, Contingencies, which requires the Company to evaluate each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are adequate and reasonable.

Leases

The Company records expenses for operating leases on a straight-line basis over the lease term.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Recent Accounting Pronouncements—Not Yet Adopted

In July 2013, the Financial Accounting Standards Board (“FASB”) issued new guidance on the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments in this guidance state that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. An exception to this guidance would be where a net operating loss carryforward or similar tax loss or credit carryforward would not be available under the tax law to settle any additional income taxes that would result from the disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose. In such a case, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The guidance is effective for interim and annual periods beginning after December 15, 2013. The Company will be adopting this presentation as of the effective date and does not expect any net impact to the Company’s financial position and results of operations.

Note 3 — Investments

The following table shows the cost or amortized cost, gross unrealized gains and losses, fair value and other-than-temporary impairment (“OTTI”) of our fixed maturity and equity securities as of December 31, 2013:

	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States Government and government agencies and authorities	$3,442	$44	$—	$3,486	$—
States, municipalities and political subdivisions	42,869	3,549	—	46,418	—
Foreign governments	299	29	—	328	—
Commercial mortgage-backed	3,685	192	—	3,877	—
Residential mortgage-backed	12,927	2,150	—	15,077	1,578
Corporate	110,782	5,821	(795)	115,808	254

Total fixed maturity securities	$174,004	$11,785	$(795)	$184,994	$1,832

Equity securities:
Non-redeemable preferred stocks	$10,892	$816	$(119)	$11,589	$—

(a)	Represents the amount of OTTI recognized in accumulated other comprehensive income (“AOCI”). Amount includes unrealized gains and losses on impaired securities relating to changes in the value of such securities subsequent to the impairment measurement date.

Our states, municipalities and political subdivisions holdings are highly diversified across the United States, with no individual state’s exposure (including both general obligation and revenue securities) exceeding 2% of the overall investment portfolio as of December 31, 2013. The securities include general obligation and revenue bonds issued by states, cities, counties, school districts and similar issuers, including $8,659, of advance refunded or escrowed-to-maturity bonds (collectively referred to as “pre-refunded bonds”), which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest. As of December 31, 2013, revenue bonds account for 48% of the holdings. Excluding pre-refunded revenue bonds, the activities supporting the income streams of the Company’s revenue bonds are across a broad range of sectors, primarily highway, water, transit, higher education, specifically pledged tax revenues, and other miscellaneous sources such as bond banks, finance authorities and appropriations.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

The Company’s largest European investment exposure in its corporate fixed maturity and equity securities is the country of the United Kingdom. The United Kingdom represents approximately 5% of our corporate securities as of December 31, 2013. No other European country represented more than 4% of our corporate securities as of December 31, 2013. All the European investments are denominated in U.S. dollars. Our international investments are managed as part of our overall portfolio with the same approach to risk management and focus on diversification.

The cost or amortized cost and fair value of fixed maturity securities at December 31, 2013 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Cost or Amortized Cost	Fair Value
Due in one year or less	$16,052	$16,315
Due after one year through five years	63,253	68,025
Due after five years through ten years	59,670	61,698
Due after ten years	18,417	20,002

Total	157,392	166,040
Commercial mortgage-backed	3,685	3,877
Residential mortgage-backed	12,927	15,077

Total	$174,004	$184,994

Major categories of net investment income were as follows:

For the Year Ended December 31, 2013
Fixed maturity securities	$8,460
Equity securities	689
Commercial mortgage loans on real estate	1,096
Other investments	26

Total investment income	10,271
Investment expenses	(405)

Net investment income	$9,866

No material investments of the Company were non-income producing for the year ended December 31, 2013.

The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

For the Year Ended December 31, 2013
Proceeds from sales	$29,495
Gross realized gains	868
Gross realized losses	335

For securities sold at a loss during 2013, the average period of time these securities were trading continuously at a price below book value was approximately 4 months.

The following table sets forth the net realized gains recognized in the statement of operations as follows:

For the Year Ended December 31, 2013
Net realized gains related to sales and other:
Fixed maturity securities	$541
Equity securities	59
Commercial mortgage loans on real estate	9
Short term investments	111

Total net realized gains	$720

Other-Than-Temporary Impairments

The Company follows the OTTI guidance which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit factors (e.g., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.

The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of December 31, 2013, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.

Balance, beginning of period	$4,375
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life of the security	(285)
Reductions for credit loss impairments previously recognized on securities which matured, paid down, prepaid, or were sold during the period	(1,657)

Balance, end of period	$2,433

We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.

The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.

In periods subsequent to the recognition of an OTTI, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.

The investment category and duration of the Company’s gross unrealized losses on fixed maturity securities and equity securities at December 31, 2013 were as follows:

	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
Corporate	$25,752	$(795)	$—	$—	$25,752	$(795)
Equity securities:
Non-redeemable preferred stocks	$3,685	$(119)	$—	$—	$3,685	$(119)

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Total gross unrealized losses represent approximately 3% of the aggregate fair value of the related securities at December 31, 2013. All of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2013. The total gross unrealized losses are comprised of 52 individual securities at December 31, 2013. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at December 31, 2013. These conclusions were based on a detailed analysis of the underlying credit and expected cash flows of each security. The non-redeemable preferred stocks are perpetual preferred securities that have characteristics of both debt and equity securities. To evaluate these securities, we apply an impairment model similar to that used for our fixed maturity securities. As of December 31, 2013, the Company did not intend to sell these securities and it was not more likely than not that the Company would be required to sell them and no underlying cash flow issues were noted. As of December 31, 2013, the Company did not intend to sell the fixed maturity securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis. The gross unrealized losses are primarily attributable to widening credit spreads associated with an underlying shift in overall credit risk premium.

The cost or amortized cost and fair value of available-for-sale fixed maturity securities in an unrealized loss position at December 31, 2013, by contractual maturity, is shown below:

	Cost or Amortized Cost	Fair Value
Due after one year through five years	$3,297	$3,271
Due after five years through ten years	21,545	20,845
Due after ten years	1,705	1,636

Total	26,547	25,752

The Company has entered into commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the United States. At December 31, 2013, approximately 50% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, Texas, and New York. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $290 to $1,994 at December 31, 2013.

Credit quality indicators for commercial mortgage loans are loan-to-value and debt-service coverage ratios. Loan-to-value and debt-service coverage ratios are measures commonly used to assess the credit quality of commercial mortgage loans. The loan-to-value ratio compares the principal amount of the loan to the fair value of the underlying property collateralizing the loan, and is commonly expressed as a percentage. The debt-service coverage ratio compares a property’s net operating income to its debt-service payments and is commonly expressed as a ratio. The loan-to-value and debt-service coverage ratios are generally updated annually in the third quarter.

The following summarizes our loan-to-value and average debt-service coverage ratios as of December 31, 2013:

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

		% of Gross
	Carrying	Mortgage	Debt-Service
Loan-to-Value	Value	Loans	Coverage ratio
70% and less	$14,751	83.0%	2.89
71-80%	1,386	7.8%	1.18
81-95%	1,644	9.2%	1.13

Gross commercial mortgage loans	17,781	100.0%	2.59

Less valuation allowance	(139)

Net commercial mortgage loans	$17,642

All commercial mortgage loans that are individually impaired have an established mortgage loan valuation allowance for losses. Changing economic conditions affect our valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that we perform for monitored loans and may contribute to the establishment of (or an increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, we continue to monitor the entire commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to specific geographic events, have deteriorating credits or have experienced a reduction in debt-service coverage ratio. Where warranted, we have established or increased a valuation allowance based upon this analysis.

The commercial mortgage loan valuation allowance for losses was $139 at December 31, 2013. In 2013, the loan valuation allowance was decreased $9. The decrease was due to changing economic conditions and geographic concentrations.

The Company has short term investments and fixed maturities of $7,145 at December 31, 2013 on deposit with various governmental authorities as required by law.

Note 4 — Fair Value Disclosures

Fair Values, Inputs and Valuation Techniques for Financial Assets Disclosures

The fair value measurements and disclosures guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset.

The levels of the fair value hierarchy are described below:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets that the Company can access.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

•	Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.

•	Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The following table presents the Company’s fair value hierarchy for assets measured at fair value on a recurring basis as of December 31, 2013. The amounts presented below for Cash equivalents differ from the amounts presented in the consolidated balance sheet because only certain investments or certain assets within these line items are measured at estimated fair value.

Financial Assets	Total	Level 1		Level 2		Level 3
Fixed maturity securities:
United States Government and government agencies and authorities	$3,486	$—		$3,486		$—
States, municipalities and political subdivisions	46,418	—		45,879		539
Foreign government	328	—		328		—
Commercial mortgage-backed	3,877	—		3,877		—
Residential mortgage-backed	15,077	—		15,077		—
Corporate	115,808	—		114,305		1,503
Equity securities:
Non-redeemable preferred stocks	11,589	—		11,589		—
Short-term investments	15,163	15,163	[a]	—		—
Cash equivalents	15,671	10,672	[a]	4,999	[b]	—

Total financial assets	$227,417	$25,835		$199,540		$2,042

[a]	Mainly includes money market funds.
[b]	Mainly includes fixed maturity securities.

There were no transfers between Level 1, Level 2 or Level 3 financial assets during the period.

The following table summarizes the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the year ended December 31, 2013:

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

		Total	Net unrealized
		gains	(losses) gains
		(realized/	included in
	Balance,	unrealized)	other			Balance,
	beginning	included in	comprehesive			end of
	of period	earnings (1)	income (2)	Purchases	Sales	period
Fixed maturity securities
States, municipalities and political subdivisions	$—	$—	$34	$505	$—	$539
Commerical mortgage-backed	50	1	(1)		(50)	—
Corporate	1,979	303	(136)	—	(643)	1,503

Total level 3 assets	$2,029	$304	$(103)	$505	$(693)	$2,042

(1)	Included as part of net realized gains on investments in the consolidated statement of operations.
(2)	Included as part of change in unrealized gains on securities in the consolidated statement of comprehesive income.

Three different valuation techniques can be used in determining fair value for financial assets: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information generated by market transactions involving identical or comparable assets. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for money market funds). Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities’ relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.

Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques and the multi-period excess earnings method.

Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.

While not all three approaches are applicable to all financial assets, where appropriate, one or more valuation techniques may be used. For all the classes of financial assets included in the above hierarchy, the market valuation technique is generally used. For the year ended December 31, 2013, the application of the valuation technique applied to the Company’s classes of financial assets has been consistent.

Level 1 Securities

The Company’s investments classified as Level 1 as of December 31, 2013 consisted of money market funds that are publicly listed and/or actively traded in an established market.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Level 2 Securities

The Company’s Level 2 securities are valued using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for our Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance defines observable market inputs as the assumptions market participants would use in pricing the asset developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The following observable market inputs (“standard inputs”), listed in the approximate order of priority, are utilized in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including market research data. Further details for level 2 investment types follow:

United States Government and government agencies and authorities: U.S. government and government agencies and authorities securities are priced by our pricing service utilizing standard inputs. Included in this category are U.S. Treasury securities which are priced using vendor trading platform data in addition to the standard inputs.

State, municipalities and political subdivisions: State, municipalities and political subdivisions securities are priced by our pricing service utilizing material event notices and new issue data inputs in addition to the standard inputs.

Foreign governments: Foreign governments are priced by our pricing service utilizing standard inputs. The pricing service also evaluates each security based on relevant market information including relevant credit information, perceived market movements and sector news.

Commercial mortgage-backed and residential mortgage-backed: Commercial mortgage-backed and residential mortgage-backed securities are priced by our pricing service utilizing monthly payment information and collateral performance information in addition to the standard inputs. Additionally, commercial mortgage-backed securities utilize new issue data while residential mortgage-backed securities utilize vendor trading platform data.

Corporate: Corporate securities are priced by our pricing service utilizing standard inputs. Non-investment grade securities within this category are priced by our pricing service utilizing observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.

Non-redeemable preferred stocks: Non-redeemable preferred stocks are priced by our pricing service utilizing observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.

Cash equivalents: To price the fixed maturity securities in this category, the pricing service utilizes the standard inputs.

Valuation models used by the pricing service can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources. If the Company cannot corroborate the non-binding broker quotes with Level 2 inputs, these securities are categorized as Level 3 securities.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Level 3 Securities

The Company’s investments classified as Level 3 as of December 31, 2013 consisted of fixed maturity securities. All of the Level 3 fixed maturity securities are priced using non-binding broker quotes which cannot be corroborated with Level 2 inputs. Of our total Level 3 fixed maturity securities, $855 were priced by a pricing service using single broker quotes due to insufficient information to provide an evaluated price as of December 31, 2013. The single broker quotes are provided by market makers or broker-dealers who are recognized as market participants in the markets in which they are providing the quotes. The remaining $1,187 were priced internally using independent and non-binding broker quotes as of December 31, 2013. The inputs factoring into the broker quotes include trades in the actual bond being priced, trades of comparable bonds, quality of the issuer, optionality, structure and liquidity. Significant changes in interest rates, issuer credit, liquidity, and overall market conditions would result in a significantly lower or higher broker quote. The prices received from both the pricing service and internally are reviewed for reasonableness by management and if necessary, management works with the pricing service or broker to further understand how they developed their price.

Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:

•	There are few recent transactions,

•	Little information is released publicly,

•	The available prices vary significantly over time or among market participants,

•	The prices are stale (i.e., not current), and

•	The magnitude of the bid-ask spread.

Illiquidity did not have a material impact in the fair value determination of the Company’s financial assets.

The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Fair Value of Financial Instruments Disclosures

The financial instruments guidance requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheet.

For the financial instruments included within the following financial assets, the carrying value in the consolidated balance sheet equals or approximates fair value. Please refer to the Fair Values Inputs and Valuation Techniques for Financial Assets Disclosures section above for more information on the financial instruments included within the following financial assets and the methods and assumptions used to estimate fair value:

•	Cash and cash equivalents

•	Fixed maturity securities

•	Equity securities

•	Short-term investments

In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheet, the Company used the following methods and assumptions:

Commercial mortgage loans: the fair values of mortgage loans are estimated using discounted cash flow models. The model inputs include mortgage amortization schedules and loan provisions, an internally developed credit spread based on the credit risk associated with the borrower and the U.S. Treasury spot curve. Mortgage loans with similar characteristics are aggregated for purposes of the calculations.

The following table discloses the carrying value, fair value amount and hierarchy level of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheet as of December 31, 2013:

		Fair Value
Financial assets	Carrying Value	Total	Level 1	Level 2	Level 3
Commercial mortgage loans on real estate	$17,642	$19,535	$—	$—	$19,535

Note 5 — Income Taxes

The Company paid funds to the Parent of $4,985 in federal income taxes during 2013.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax liabilities and assets are as follows:

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

At December 31, 2013
Gross deferred tax assets
Furniture and equipment	$75
Bad debt reserve	290
Capital loss carryforward	473
Investment adjustments	1,942
Loss reserves	831
Unearned premium reserves	5,953
Unearned ceding fees	1,555
Other	10

Total gross deferred tax assets	11,129

Gross deferred tax liabilities
Deferred policy acquisition costs	(7,361)
Accrued expenses	(686)
Net unrealized investment gains	(4,090)
Other	(109)

Total gross deferred tax liabilities	(12,246)

Net deferred tax liability	$(1,117)

The Company has not established a valuation allowance against deferred tax assets as of December 31, 2013 because it is management’s assessment that it is more likely than not that deferred tax assets of $11,129 will be realized.

The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future GAAP taxable income, the Company has considered all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carry forwards, taxable income in carry back years and tax-planning strategies. If changes occur in the assumptions underlying the Company’s tax planning strategies or in the scheduling of the reversal of the Company’s deferred tax liabilities, the valuation allowance may need to be adjusted in the future.

Significant components of the provision for income taxes attributable to continuing operations are as follows:

Year Ended December 31, 2013
Federal—current income tax expense	$2,192
Federal—deferred income tax expense	1,713

Total federal income tax expense	$3,905

Total income tax expense varies from amounts computed by applying current federal income tax rates to income before income taxes. The reasons for these differences and the approximate tax effects for the year ended December 31 are as follows:

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

2013
Statutory tax rate	35.00%
Tax-exempt interest	(3.00)
Dividends received deduction	(1.00)
Change in liability for prior year taxes	0.40
State income tax	0.20
Other	(2.00)

Effective tax rate	29.60%

The Company files income tax returns in the U.S. and various state jurisdictions. The Company has substantially concluded all U.S. federal income tax matters for years through 2008.

The Company files a consolidated federal income tax return with the following entities:

Assurant, Inc., American Bankers General Agency, Inc., American Bankers Insurance Co. of Florida, American Bankers Insurance Group, American Bankers Life Assurance Co. of Florida, American Bankers Management Co., Inc., American Memorial Life Insurance Co., American Reliable Insurance Co., American Security Insurance Co., Assurant Payment Services, Inc., Assurant Reinsurance of Turks & Caicos, Ltd., Assurant Service Protection, Inc., Bankers Atlantic Reinsurance Co., Consumer Assist Network Association, Inc., Denticare of Alabama, Inc., Disability Reinsurance Management Services, Inc., Family Considerations, Inc., Federal Warranty Service Corp., Florida Office Corp., GP Legacy Place, Inc., Assurant New Ventures, Inc. (fka Guardian Investment Services, Inc.), Guardian Travel, Inc., Insureco Agency and Services, Inc. (CA), Insureco, Inc., Interfinancial Inc., Assurant Services Co. (fka International Financial Group, Inc.), John Alden Financial Corp., John Alden Life Insurance Co., Mortgage Group Reinsurance, Ltd., MS Diversified Corp., National Insurance Agency, Inc., North Star Marketing Corp., NSM Sales Corp., Reliable Lloyds Insurance Co., Standard Guaranty Insurance Co., Sureway, Inc., Time Insurance Co., TrackSure Insurance Agency, Inc., TS Holdings, Inc., UDC Dental California, Inc., UDC Ohio, Inc., Union Security DentalCare of Georgia, Inc., Union Security DentalCare of New Jersey, Inc., Union Security Insurance Co., Union Security Life Insurance Co. of New York, United Dental Care of Arizona, Inc., United Dental Care of Colorado, Inc., United Dental Care of Michigan, Inc., United Dental Care of Missouri, Inc., United Dental Care of New Mexico, Inc., United Dental Care of Texas, Inc., United Dental Care of Utah, Inc., US Insurance Services, United Service Protection Corp., United Service Protection, Inc., Voyager Group, Inc., Voyager Indemnity Insurance Co., and Voyager Service Warranties, Inc.

The tax allocation agreement was amended in 2013 to allocate certain taxes related to the Patient Protection and Affordable Care Act to the health insurance companies.

At December 31, 2013, the Company had no federal net operating loss carryforwards. At December 31, 2013, the Company had federal capital loss carryforwards of $1,351 expiring in 2018.

The company had no uncertain tax positions as of December 31, 2013.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Note 6 — Related Party Transactions

In the normal course of business, the Company has substantial transactions with its Parent and other subsidiaries of the Parent. The receivable from or payable to affiliates results primarily from premiums collected or claims paid by the Company on behalf of its affiliates. The payable is non-interest bearing and is due on demand.

The Company is included in consolidated income tax return of Assurant, Inc. and its affiliates. Income tax expenses are settled through inter-company transactions. As of December 31, 2013, the income tax recoverable from the Parent was $158.

During 2013, the Company paid $808 of allocated inter-company expenses, to certain affiliates including the Parent. Also, the Parent allocated management fees and other expenses to the Company of $1,463 in 2013.

During 2013, the Company had transactions with the Parent including return of capital of $18,192 and dividends paid of $9,308.

Related Party transactions resulting from ceded and assumed reinsurance contracts with affiliated companies are included in the various balance sheet line items as follows:

2013
(in thousands)
Assets
Reinsurance recoverable	$19,607
Prepaid reinsurance premiums	92,404
Claims recoverable reinsurance	1,180

113,191

Liabilities
Loss and loss adjustment expenses	11,419
Unearned premiums	36,480
Ceded reinsurance premiums and losses payable	(21)
Funds held by company under reinsurance treaties	42,920
Unearned Ceding Fee	366

91,164

Net Assets	$22,027

Note 7 — Claims and Benefits Payable

The following table provides a reconciliation of beginning and ending liability balances for claim reserves for 2013.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Reconciliation of Liability for Claim Reserves

2013
(in thousands)
Balance at beginning of year, gross of reinsurance	$64,091
Effectt of reinsurance	(24,119)

Balance at beginning of year, net of reinsurance	39,972
Incurred losses related to:
Current year	95,013
Prior years	2,211

Total incurred losses	97,224

Paid losses related to:
Current year	69,054
Prior years	27,923

Total paid losses	96,977

Balance at end of year, net of reinsurance	40,219
Effect of reinsurance	20,825

Balance at end of year, gross of reinsurance	$61,044

Incurred losses and LAE attributable to insured events of prior years have increased by $2,211 in 2013. These fluctuations are generally the result of ongoing analysis of recent loss development trends. Original estimates on reserves are increased or decreased as additional information becomes known regarding individual claims. No additional or return premiums have been accrued as a result of the prior year effects.

ARIC participated in certain excess of loss reinsurance programs in the London market and, as a result, reinsured certain personal accident, ransom and kidnap insurance risks from 1995 to 1997. ARIC and a foreign affiliate ceded a portion of these risks to retrocessionaires. ARIC ceased reinsuring such business in 1997. However, certain risks continued beyond 1997 due to the nature of the reinsurance contracts written. As of December 31, 2009, ARIC and some of the other reinsurers involved in the programs are seeking to avoid certain treaties on various grounds, including material misrepresentation and non-disclosure by the ceding companies and intermediaries involved in the programs. Similarly, some of the retrocessionaires are seeking avoidance of certain treaties with ARIC and the other reinsurers and some reinsureds are seeking collection of disputed balances under some of the treaties. The disputes generally involve multiple layers of reinsurance, and allegations that the reinsurance programs involved interrelated claims “spirals” devised to disproportionately pass claims losses to higher-level reinsurance layers.

Many of the companies involved in these programs, including ARIC, are currently involved in negotiations, arbitrations and/or litigation in an effort to resolve these disputes. The disputes involving ARIC and an affiliate, Assurant General Insurance Limited (formerly Bankers Insurance Company Limited), for the 1995 and 1997 program year are subject to working group settlements negotiated with other market participants. Negotiations, arbitrations and litigation are still ongoing or will be scheduled for the remaining disputes.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

In the last several years, settlements have been made relating to the 1995-1997 programs which have reduced ARIC’s liabilities significantly. The gross carried case and IBNR reserves as of December 31, 2013 are $2,320. The Company believes, based on information currently available, that the existing loss accruals related to these programs are adequate. However, the inherent uncertainty of resolving these matters, including the uncertainty of estimating whether any settlements the Company may enter into in the future would be on favorable terms, makes it difficult to predict the outcomes with certainty

Note 8 — Reinsurance Recoverable

In the ordinary course of business the company is involved in both the assumption and cession of reinsurance with affiliated and non-affiliated companies. The following table provides details of the reinsurance recoverable balance as of December 31, 2013:

	As of December 31, 2013
	Non-Affiliated	Affiliated
	Companies	Companies	Total
Ceded unpaid loss and LAE reserves	$1,218	$19,607	$20,825
Ceded unearned premiums	870	92,404	93,274
Ceded paid losses ad LAE recoverable	215	1,180	1,395

	$2,303	$113,191	$115,494

Credit Risk

The Company is not relieved of its primary obligation to the policyholders in a reinsurance transaction, therefore a credit exposure exists to the extent that any reinsurer is unable to meet the obligation assumed in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds substantial collateral (in the form of funds withheld, trusts, and letters of credit) as security under the reinsurance agreements.

A key credit quality indicator for reinsurance is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer’s ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually

The following table provides the reinsurance balances recoverable and reserve credits taken as of December 31, 2013 grouped by A.M. Best rating:

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

AM Best Ratings of Reinsurers	Ceded Unpaid Losses and LAE	Ceded unearned premiums	Ceded paid losses and LAE
A++ or A+	$1,208	$746	$209
A or A-	6,973	64,057	1,433
Not Rated	12,644	28,471	(247)

Total	20,825	93,274	1,395
Less: Allowance	—	—	—

Net Reinsurance Recoverable	$20,825	$93,274	$1,395

The Company had no invested assets held in trusts or by custodians as of December 31, 2013 for the benefit of others related to certain reinsurance arrangements.

A portion of the Not Rated category is related to the Company’s agreements to reinsure premiums and risks related to business generated by certain clients to the clients’ own captive insurance companies or to reinsurance subsidiaries in which the clients have an ownership interest. In addition, there are smaller balances related to catastrophe reinsurers currently in run-off that were rated at contract inception, but the rating has since changed. To mitigate exposure to credit risk for these reinsurers, the Company evaluates the financial condition of the reinsurer and holds substantial collateral (in the form of funds withheld, trusts, and letters of credit) as security under the reinsurance agreements. The Not Rated category also includes recoverables from various mandatory funds as well as the Florida Hurricane Catastrophe Fund.

The effect of reinsurance on written and earned premiums and policyholder benefits incurred was as follows:

	Year ended December 31, 2013
	Written Premiums	Earned Premiums	Policyholder Benefits Incurred
Direct	$279,775	$271,333	$109,695
Assumed	68,641	70,424	34,615
Ceded	(177,523)	(170,591)	(47,086)

Net	$170,893	$171,166	$97,224

Note 9 — Deferred Acquisition Costs

Policy acquisition costs consist primarily of commissions and premium taxes, which are deferred and amortized over the term of the contracts in relation to premiums earned. In 2013, amortization and capitalization of acquisition costs were $36,511 and $35,867, respectively, as shown by the following table:

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

	Year ended December 31, 2013
		Premium
	Commissions	Taxes	Total
Balance at beginning of year	$18,835	2,839	$21,674
Capitalization	28,667	7,200	35,867
Amortization	(29,204)	(7,307)	(36,511)

Balance at end of year	$18,298	$2,732	$21,030

Note 10 — Property and Equipment

Property and equipment are reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis overestimated useful lives with a maximum of 39.5 years for buildings, a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset. Property and equipment also includes capitalized software costs, which represent costs directly related to obtaining, developing or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over their estimated useful lives, not to exceed 20 years. Property and equipment are assessed for impairment when impairment indicators exist. Details of the total property and equipment balance of $1,331 as of December 31, 2013 is as follows:

December 31,
2013
Land	$—
Buildings and improvements	657
Furniture, fixtures and equipment	4,863

Total	5,520
Less accumulated depreciation	(4,189)

Total	$1,331

Note 11 — Goodwill and Other Intangible Assets

For its 2013 annual goodwill impairment test, the Company performed a Step 0 analysis and it was determined that goodwill was not impaired as of December 31, 2013.

There were no remaining assets measured at fair value on a non-recurring basis on which an impairment charge was recorded as of December 31, 2013.

The Company’s intangible asset is a customer related intangible acquired effective January 29, 2010 upon its purchase of the capital stock of US Insurance Services. The intangible was fair valued at $3,200 to be amortized over 5 year ending January 2015. The unamortized balance of $693 at December 31, 2013 will be fully amortized by January 2015, $640 in the year 2014 and the remaining $53 in 2015.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Information about goodwill and other intangibles is as follows:

	For The Year Ended
	December 31, 2013
	Goodwill	Other Intangibles
Balance at beginning of year	$118	1,333
Additions	—
Impairment	—
Amortization	—	(640)

Balance at end of year	$118	$693

Note 12 — Commitments and Contingencies

Legal Proceedings

The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company’s current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect individually or in the aggregate, on the Company’s financial condition, results of operations, or cash flows.

Operating Leases

The Company leases office facilities and equipment under various non-cancelable operating leases that expire through November 30, 2018. Rental expense for 2013 was approximately $1,361 and future minimum rental payments are as follows:

Year	Amount
2014	$1,248
2015	1,203
2016	1,104
2017	1,118
2018	1,131

Total	$5,804

The Company has no lessor leasing arrangements or leveraged leases.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Guaranty Fund Assessments

The Company has received notification of the insolvency of various insurance companies. It is expected that these insolvencies will result in guaranty fund assessments against the Company based on premiums already written. As a result, the Company has accrued a guaranty fund liability of $64 December 31, 2013. The Company established a guaranty fund asset of $11 as of December 31, 2013, representing premium tax credits related to this liability plus remaining credits for paid assessments.

The Company recorded a liability of $97 at December 31, 2013 for policy surcharges that were collected directly from the policyholders to satisfy the Florida Hurricane Catastrophe Fund (“FHCF”) and the Florida Citizens Property Insurance Corporation (“CPIC”) as well as the Louisiana CPIC fund requirements. The funds were remitted on January 31, 2014 to the Louisiana CPIC and February 28, 2014 to the Florida FHCF and the Florida CPIC.

The Company recorded a liability of $99 at December 31, 2013 for its portion of Assurant group’s assessment from Mississippi Windstorm Underwriting Association (“MWUA”) for the closeout of policy years 2004—2006.

The Company has a receivable of $2,891 at December 31, 2013 for a net refund from MWUA for the closeout of policy years 2004—2006.

Note 13 — Stockholders’ Equity:

Dividends

In 2013 the company paid dividends of $9,308 and returned $18,192 in capital to its parent company, ABIG.

Note 14 — Statutory Information

The Company prepares financial statements on the basis of statutory accounting practices (“SAP”) prescribed or permitted by the insurance departments of their states of domicile. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners (“NAIC”) as well as state laws, regulations and administrative rules. The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP; 2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 4) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 5) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 6) certain assets are not admitted for purposes of determining surplus under SAP; 7) methodologies used to determine the amounts of deferred taxes, intangible assets and goodwill are different under SAP than under GAAP; and 8) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.

The combined statutory net income and capital and surplus of the Company was $11,382 and $79,154, respectively, as of December 31, 2013 compared to GAAP income and stockholders’ equity of $9,308 and $101,941, respectively.

American Reliable Insurance Company

(A wholly owned subsidiary of American Bankers Insurance Group, Inc.)

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

(In Thousands)

Note 15 — Subsequent Events

On October 16, 2014, the Parent announced an agreement to sell its general agency business and primary associated insurance carrier, American Reliable Insurance Company (“ARIC”) to Global Indemnity Group, Inc., a subsidiary of Global Indemnity plc, for approximately $114,000 in cash. This transaction closed on January 1, 2015. The sale price is subject to adjustment based on GAAP book value of the entity from June 30, 2014 until the closing date of the of the transaction.

As a result of this sale, changes were made to internal reinsurance programs between the Company and various Assurant, Inc. insurance entities. Intercompany reinsurance contracts were commuted and replaced with new contracts, calling for transfer of all existing reserves (unearned premium and losses) back to the original assuming company. New reinsurance contracts were put in place to align the Company with the terms of the purchase agreement. As part of the purchase agreement, internally developed software was contributed to the Company by the Parent. The new reinsurance agreements and the transfer of internally developed software occurred in December, 2014 in anticipation of the January 1, 2015 closing.

The company evaluated subsequent events through March 13, 2015, the date the accompanying financial statements were issued and determined there were no additional items.